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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), dated as of April 11, 2000, between CDBEAT.COM, Inc., a Delaware corporation (the "COMPANY"), and ELLIOT GOLDMAN (the "EXECUTIVE"):

                               W I T N E S S E T H

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein,

         NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.


         2. TERM. Subject to the provisions of Section 8 hereof, the initial term of the Executive's employment under this Agreement shall commence on the date hereof (the "COMMENCEMENT DATE") and shall end on the third anniversary of the Commencement Date; provided, however, that at the end of the initial term and each subsequent anniversary thereafter (each, a "RENEWAL DATE"), the term shall be automatically extended by one (1) additional year unless, at least one hundred twenty (120) days prior to any such Renewal Date, the Company shall deliver to the Executive or the Executive shall deliver to the Company written notice that the term will not be further extended. The initial term of employment, as the same may be renewed or extended, is referred to herein as the "TERM".

         3. POSITION AND DUTIES. (a) The Executive shall serve as the Chief Operating Officer of the Company. In his capacity as the Chief Operating Officer, the Executive shall be in charge of all of the day to day business operations of the Company and its wholly-owned subsidiary, 32 Records LLC, including, but not limited to, the hiring of staff, securing facilities, working with outside consultants, building and developing the Company's software, developing sales, marketing and strategic relationships, public relations and investor relations. The Executive shall also provide assistance in analyzing potential acquisitions and investments by the Company and will participate in the Company's capital raising activities.

            (b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the President and Chief Executive Officer and Board of Directors of the Company (the "BOARD") from time to time, consistent with the provisions of Section 3(a) of this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.


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            (c) During the Term, the Executive shall perform his duties hereunder on a full-time basis. Notwithstanding the foregoing, the Executive shall be permitted to continue his outside consulting practice, provided that:
(i) all consulting engagements must be approved by the Board, (ii) no consulting engagement may be competitive with the business of the Company, and (iii) the time spent by the Executive on such consulting maters shall not materially interfere with the performance of his duties hereunder. The Company hereby approves the service by the Executive as a consultant to E-Superstars. In addition, the Executive shall, upon the prior written consent of the Board, be permitted to serve on the board of directors of any outside company or other entity that is not competitive with the business of the Company.

            (d) During the Term, the Company agrees to nominate the Executive for election to the Board and agrees to use its reasonable commercial efforts to support the Executive's election to the Board.

         4. COMPENSATION. For the Executive's services hereunder, the Company shall pay the Executive an annual salary equal to the following (as the same may be increased from time to time, the "BASE SALARY"):


            (a) $200,000 in the first year of the Term;

            (b) $225,000 in the second year of the Term; and

            (c) $250,000 in the third year of the Term.

         The Base Salary shall be payable semi-monthly in accordance with the customary payroll practices of the Company, and shall be subject to such increases or bonuses as the Board shall authorize in its discretion; provided, that, if the Board establishes a bonus plan for the executives of the Company, the Executive shall be entitled to participate therein on the same basis as other executives.

         5. BENEFITS. During the Term, the Company shall provide the Executive with the following benefits:

            (a) STOCK OPTION AGREEMENT AND LOCK-UP. On the date hereof, the Executive and the Company have entered into a Stock Option Agreement pursuant to which the Executive has been granted an option to purchase 500,000 shares of the Company's common stock, $.001 par value per share, at an exercise price of $1.28 per share. In addition, on the date hereof, the Executive has executed and delivered to the Company a Lock-Up Agreement pursuant to which the Executive is prohibited from disposing of securities of the company upon the terms therein set forth until March 31, 2001.

            (b) MEDICAL AND HEALTH INSURANCE BENEFITS. The Company shall, at its own expense, provide the Executive and his eligible dependents with medical, health and dental insurance coverage generally provided by the Company to its other executive employees.

            (c) 401(K) PLAN. If the Company establishes a 401(k) Plan or other retirement or pension plan, the Executive shall be entitled to participate in such plan in accordance with its terms and conditions.


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            (d) OTHER BENEFITS. The Company shall make available to the
Executive any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company may generally make available to its other executive employees.

         6. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

         7. VACATIONS. The Executive shall be entitled to four (4) weeks of paid vacation during each full calendar year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full calendar year). Unused vacation for one year may be carried over to the next successive year.

         8. TERMINATION. The employment hereunder of the Executive may be terminated by the Company prior to the expiration of the Term only in the manner described in this Section 8.

            (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company shall have the right to immediately terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

            (b) TERMINATION UPON DEATH. The employment of the Executive hereunder shall terminate automatically upon his death.

            (c) VOLUNTARY RESIGNATION BY THE EXECUTIVE. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined herein) by written notice to the Company.

            (d) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause upon ninety (90) days prior written notice to the Executive.

            (e) TERMINATION UPON DISABILITY. If the Executive becomes physically or mentally disabled (a "DISABILITY") during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three successive months, or an aggregate of four months in any twelve-month period (the "DISABILITY PERIOD"), the Company may, at its option, terminate the Executive's employment hereunder by giving written notice thereof to the Executive. During the Disability Period, the Executive shall continue to receive his full compensation and other benefits provided herein.

            (f) RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.


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            (g) TERMINATION DATE. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

            (h) RESTRICTIVE COVENANTS. For a period of twelve (12) months following the termination of this Agreement, the Executive shall not, in the geographic area in which the Company conducts its business (i.e., New York
City), directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, other equity owner, consultant, representative, agent or otherwise, own or operate any business or Person, or otherwise become or be interested in, or associate with or render assistance to, any Person (other than the Company), engaged in a business which is in direct competition with the business of the Company; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply if the Executive's employment hereunder is terminated pursuant to paragraph (d) or (f), above. The foregoing shall not, however, prohibit the Executive from making passive investments.

            (i) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                (i) "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, entity, court or government (or political subdivision or agency thereof).

                (ii) "CHANGE OF CONTROL" with respect to the Company, means the occurrence of any of the following: (A) the acquisition directly or indirectly (in one or more related transactions) by any Person (other than the Executive, Robert Miller, Cakewalk LLC or Dylan LLC), or two or more Persons (other than the Executive, Cakewalk LLC or Dylan LLC) acting as a group, of beneficial ownership (as that term is defined in Rule l3d-3 under the Securities Exchange Act of 1934) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors ("VOTING SHARES"); PROVIDED, HOWEVER, that the consummation of the transactions contemplated in that certain Contribution Agreement, dated as of October 29, 1999, between Cakewalk LLC and the Company shall not constitute a Change of Control for purposes of this Agreement; (B) the merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger hold less than 80% of the Voting Shares of the surviving or resulting corporation; (C) the sale of all or substantially all of the assets of the Company; (D) the Company or any of its shareholders enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated; or (E) individuals who as of the date of this Agreement constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors as of the date of this Agreement.

                (iii) "GOOD CAUSE" shall exist if, and only if, the Executive
(A) willfully or repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors


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constituting such material failure and such material failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto.

            (iv) "GOOD REASON" means the occurrence of any of the following events:

                 (A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                 (B) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

                 (C) the Company requiring the Executive to be based at any location other than within New York, New York, except for requirements of temporary travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations existing immediately prior to the date of this Agreement;

                 (D) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                 (E) a Change of Control of the Company, provided that the Termination Date occurs no later than one year following such Change of Control;

                 (F) a modification by the Company of the indemnification provisions set forth in the Company's Certificate of Incorporation or By-laws that would have a material adverse effect on the protection afforded to the Executive thereunder; and

                 (G) Failure of the Company to provide and maintain directors' and officers' insurance for the Executive to the same extent provided and maintained for other executives of the Company.

         9. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations upon termination of the Executive's employment shall be as described in this Section 9, and the Executive shall not be entitled to any payment or benefit unless specifically set forth herein.


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            (a) OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR DEATH,
DISABILITY OR FOR GOOD CAUSE. Upon termination of the Executive's employment upon death, disability or for Good Cause, the Company shall have no payment obligations to the Executive, except for the payment, within thirty (30) days of the Termination Date (or such shorter period as may be prescribed by law), of any accrued and unpaid Base Salary, bonus and the reimbursement of any unreimbursed expenses owed to the Executive through the Termination Date.

            (b) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION WITHOUT GOOD CAUSE OR RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. Upon termination of Executive's employment by the Company without Good Cause or as a result of Executive's resignation for Good Reason, the Company shall provide the Executive with the following:

                 (i) Two times (2x) the sum of Executive's Base Salary and last year's bonus, if any;

                 (ii) The Company shall, at its sole expense, provide the Executive (and his dependents) with coverage under (and in accordance with the terms and conditions of) the Company's medical and health insurance plans, as in effect from time to time, for the otherwise remaining duration of the Term; provided that to the extent such coverage may be unavailable under such medical and health insurance plans due to restrictions imposed by the insurer(s) under such plans, the Company shall take such action as may be required to provide equivalent benefits from other sources;

                 (iii) The Company shall provide to the Executive, during the twelve (12) month period commencing on the Termination Date, at the Company's expense, executive outplacement services (commensurate with such services customarily utilized by similarly situated persons of the Executive's title or position).

         10. EXCISE TAXES. In the event that any payments made and/or benefits provided to the Executive under this Agreement (including, without limitation, the Options) (hereinafter called the "Payments") are subject to any excise taxes, including, without limitation, excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "EXCISE TAXES"), the Company shall pay the Executive such additional cash payment(s) (hereinafter collectively called the "GROSS UP PAYMENT") such that the net amount that the Executive would retain after deduction and/or payment of any Excise Taxes on the Payments, and any interest and/or penalties assessed by the Internal Revenue Service with respect to the Excise Taxes, and taking into account the tax consequences of all additional cash payments made by the Company pursuant to this Section 10, shall be equal to the aggregate value of Payments. The determination of whether such Excise Taxes are payable and the amount thereof shall be based upon the opinion of counsel selected by the Executive and acceptable to the Company. Any such additional cash payment by the Company shall be paid by the Company to the Executive in one lump sum cash payment within thirty (30) days following the date such opinion of counsel is rendered. If such opinion is not accepted by the Internal Revenue Service, then the Executive shall determine and notify the Company of the appropriate adjustments in the Gross Up Payment (taking into account any and all Excise Taxes, interest, penalties and the tax consequences of all additional cash payments made by the Company pursuant to this Section 10) and the Company shall pay the Executive the difference between the final amount of the Gross


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Up Payment and the amount previously paid, if any, to the Executive by the
Company pursuant to this Section 10 (hereinafter called the "ADJUSTMENT PAYMENT"). Any such Adjustment Payment shall be paid by the Company to the Executive in one lump sum cash payment within ten (10) days following such notification.

         11. MARKET "STAND-OFF" AGREEMENT. Executive agrees, if requested by an underwriter or placement agent of the Company, that he will not sell, pledge or otherwise dispose of any securities beneficially owned by him in the Company for a period not to exceed 270 days following the effective date of a Registration Statement filed by the Company with the Securities and Exchange Commission or the closing of a private placement, as the case may be, PROVIDED, HOWEVER, that Executive shall only be required to enter into a written stand-off agreement to the extent and on the same terms and conditions as the other executives of the Company are required to do so. The Company may impose stop-transfer instructions with respect to the securities of the Executive subject to the foregoing restriction until the end of the stand-off period.

         12. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

         13. SUCCESSORS AND ASSIGNS. (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable; PROVIDED, HOWEVER, that any rights to compensation upon Death or Disability hereunder shall inure to the benefit of the Executive's heirs, personal representatives, designees or other legal representatives, as the case may be.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise may assume by contract or operation of law the obligations of the Company under this Agreement.

         14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws thereof.

         15. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or on the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 15:
(a) if to the Company, to CDBeat.com, Inc., 29 W. 57 St., 9th Floor, Attention:
Robert Miller, President, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, New York, NY 10022, Attn: Ivan W. Dreyer, Esq. and (b) if to the Executive, to Elliot Goldman, 3 Chester Drive, Rye, New York 10580, with a copy to Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022, Attn: Joel S. Hirschtritt, Esq.


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         16. WITHHOLDING. All payments required to be made by the Company to the
Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to employees of the Company.

         17. COMPLETE UNDERSTANDING. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

         18. MODIFICATION; WAIVER. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a WAIVER, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

             (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         19. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, (which may be transmitted by facsimile) each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.


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         IN WITNESS WHEREOF, the Company and the Executive have signed and delivered this Employment Agreement as of the day and year first above written.

                                        CDBEAT.COM, INC.

                                        By: /s/ Robert Miller
                                           ------------------
                                            Robert Miller,
                                            President

                                        /s/ Elliot Goldman
                                        ------------------
                                        Elliot Goldman

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